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EXHIBIT 11
                               JENNA LANE, INC.

                   COMPUTATION OF EARNINGS PER COMMON SHARE

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                                                                                     Three Months Ended
                                                                                         June 30,
                                                                           --------------------------------------
                                                                              1997                      1996
                                                                           ------------              ------------
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Primary Earnings Per Share:

 Net income                                                                $    213,493              $    184,447
 Adjustment of net income:
  Interest income, net of tax effect resulting from excess proceeds
   in applying 20% rule on treasury stock method (a)                             36,850                      -
                                                                           ------------              ------------

  Adjusted net income                                                           250,343                   184,447
 Deduct dividends on preferred shares                                              -                       25,000
                                                                           ------------              ------------

   Net income applicable to common stock                                   $    250,343              $    159,447
                                                                           ============              ============

 Weighted average number of shares outstanding                                5,319,492                 2,072,175
                                                                           ============              ============

 Primary earnings per share                                                $       0.05              $       0.08
                                                                           ============              ============
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(a) Adjustments to income have been shown net of tax effects which were calculated at 41.8%
    (the Company's effective tax rate) of the gross amounts of the adjustments.